UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2015

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 13, 2015, Teradyne, Inc. (the “Company”) entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with the holders of all the issued and outstanding shares of Universal Robots A/S, a Danish limited liability company (“Universal Robots”), Teradyne Holdings Denmark ApS, a Danish limited liability company and wholly owned indirect subsidiary of the Company (the “Buyer”), and Vaekstfonden and ANBE af 2006 ApS, as the Sellers’ Representatives. The Purchase Agreement has been approved by the boards of directors of the Company and Universal Robots.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire all the issued and outstanding shares of Universal Robots (the “Acquisition”), with Universal Robots continuing after the Acquisition as a wholly owned subsidiary of the Buyer. The aggregate value of the cash consideration to be paid at the closing of the Acquisition for all issued and outstanding shares of Universal Robots is expected to be approximately $285 million net of Universal Robots’ cash and debt. In addition, up to $15 million would be payable upon the achievement of certain EBITDA-based performance targets through 2015 and up to $50 million would be payable upon the achievement of certain revenue-based performance targets through 2018.

The Purchase Agreement includes customary warranties and covenants by the parties. Consummation of the Acquisition is subject to (i) the approval of, or the expiration of the relevant waiting period required by, the German Federal Cartel Office and (ii) the absence of a material adverse effect with respect to Universal Robots.

Subject to certain exceptions and limitations, the shareholders of Universal Robots that will receive cash consideration in the Acquisition have agreed to indemnify Buyer for breaches of warranties, covenants and other specified matters contained in the Purchase Agreement. An amount equal to $28.5 million of the cash consideration payable at the closing of the Acquisition will be held in escrow for a period of 18 months to satisfy indemnification obligations of Universal Robots’ shareholders to the Buyer.

The foregoing is a summary of the terms of the Purchase Agreement, and does not purport to summarize or include all terms relating to the transactions contemplated by the Purchase Agreement. The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 5, 2015. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement. In addition, the representations and warranties contained in the Purchase Agreement (i) are qualified by information disclosed to the Company and the Buyer in a virtual data room, (ii) were made only as of the date of such agreement or a prior, specified date, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or the date of the acquisition, which subsequent information may or may not be fully reflected in the Company’s or Universal Robots’ public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Universal Robots or any of their respective subsidiaries or affiliates.

Item 8.01.	Other Items

On May 13, 2015, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibit, contains forward-looking statements regarding the Acquisition, Teradyne’s future financial results, and Universal Robots’ future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that these forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Universal Robots operates; market acceptance of Universal Robots’ new products; competition from larger and more established companies in Universal Robots’ markets; the protection of Universal Robots’ intellectual property; the retention of key employees; the need for regulatory approval of the transaction; Teradyne’s ability to successfully grow Universal Robots’ business; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the period ended April 5, 2015. The forward-looking statements provided by Teradyne in this Current Report on Form 8-K, including the Exhibit, represent management’s views as of the date of this report. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this Current Report on Form 8-K, including the Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued by Teradyne, Inc. on May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 14, 2015	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Teradyne, Inc. on May 13, 2015

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